EXHIBIT 2.1



                                                                  EXECUTION COPY



                            STOCK PURCHASE AGREEMENT


                                      among

                            AMERICAN ALLSAFE COMPANY,

                            The Sellers party hereto


                                       and


                              KEDMAN COMPANY, INC.








                            Dated as of June 12, 1998

                                TABLE OF CONTENTS

                                                                    SECTION PAGE


                                    ARTICLE I

                                   DEFINITIONS


1.1.  Definitions.............................................................1


                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES


2.1.  Basic Transaction.......................................................6
2.2.  Payment of Purchase Price...............................................6
2.3.  The Closing.............................................................6
2.4.  Closing Deliveries by Sellers...........................................7
2.5.  Closing Deliveries by Buyer.............................................7


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS


3.1.  Authorization of Transaction............................................8
3.2.  Noncontravention........................................................8
3.3.  Brokers' Fees...........................................................8
3.4.  Shares..................................................................8


                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SELLERS


4.1.  Organization, Qualification, and Corporate Power........................9
4.2.  Capitalization..........................................................9
4.3.  Noncontravention.......................................................10

4.4.   Brokers' Fees.........................................................10
4.5.   Title to Assets.......................................................10
4.6.   Subsidiaries..........................................................10
4.7.   Financial Statements..................................................11
4.8.   Events Subsequent to Latest Balance Sheet.............................11
4.9.   Undisclosed Liabilities...............................................13
4.10.  Legal Compliance......................................................13
4.11.  Tax Matters...........................................................13
4.12.  Real Property.........................................................15
4.13.  Intellectual Property.................................................17
4.14.  Tangible Assets.......................................................19
4.15.  Inventory.............................................................19
4.16.  Contracts.............................................................20
4.17.  Notes and Accounts Receivable.........................................22
4.18.  Powers of Attorney....................................................22
4.19.  Insurance.............................................................22
4.20.  Litigation............................................................23
4.21.  Product Warranty......................................................23
4.22.  Product Liability.....................................................23
4.23.  Employees.............................................................23
4.24.  Employee Benefits.....................................................24
4.25.  Environmental Matters.................................................26
4.26.  Permits. .............................................................28
4.27.  Backlog...............................................................28
4.28.  No Conflict of Interest...............................................28
4.29.  Bank Accounts.........................................................28
4.30.  Customers and Suppliers...............................................29
4.31.  Claims Against Officers and Directors.................................29
4.32.  Improper and Other Payments...........................................29
4.33.  No Material Adverse Effect............................................30


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER


5.1.  Organization of the Buyer..............................................30
5.2.  Authorization of Transaction...........................................30
5.3.  Noncontravention.......................................................30
5.4.  Brokers' Fees..........................................................31

                                   ARTICLE VI

                                    COVENANTS

6.1.  General................................................................31
6.2.  Notices and Consents...................................................31
6.3.  Operation of Business..................................................31
6.4.  Full Access............................................................33
6.5.  Exclusivity............................................................34
6.6.  Efforts................................................................35
6.7.  Maintenance of Insurance...............................................35
6.8.  Notice and Supplemental Information....................................35
6.9.  Consulting Agreements..................................................36
6.10.  Announcements.........................................................36
6.11.  Consistent Tax Reporting..............................................36
6.12.  Termination of Shareholder Agreements.................................36
6.13.  Resignation of Officers and Directors.................................36
6.14.  Interim Financial Statements..........................................36
6.15.  Transition............................................................36
6.16.  Confidentiality.......................................................36
6.17.  Noncompetition........................................................37
6.18.  Post-Closing Covenants................................................38


                                   ARTICLE VII

                        CONDITIONS TO OBLIGATION OF BUYER


7.1.  Representations and Warranties True as of Closing Date.................39
7.2.  Compliance with Covenants..............................................39
7.3.  Actions or Proceedings.................................................39
7.4.  Certificate...................................................... .....39
7.5.  Financial Condition at Closing.........................................40
7.6.  Opinion of Counsel.....................................................40
7.7.  Resignations...........................................................40
7.8.  Consulting Agreements..................................................41
7.9.  FIRPTA Certificate.....................................................41
7.10.  Termination of Certain Agreements.....................................41
7.11.  Insurance.............................................................41
7.12.  Contracts.............................................................41
7.13.  Board Approval........................................................41
7.14.  Due Diligence Review..................................................41
7.15.  Government Approvals..................................................41

7.16.  No Material Adverse Effect............................................41
7.17.  Real Property Agreement...............................................41
7.18.  Documents.............................................................42
7.19.  Accounts Payable to Buyer.............................................42


                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATION OF SELLERS


8.1.  Representations and Warranties True as of Closing Date.................42
8.2.  Compliance with Covenants..............................................42
8.3.  Actions or Proceedings.................................................42
8.4.  Certificate............................................................42
8.5.  Opinion of Counsel.....................................................42
8.6.  Government Approvals...................................................43
8.7.  Real Property Agreement................................................43
8.8.  Documents..............................................................43


                                   ARTICLE IX

                      SURVIVAL AND REMEDY; INDEMNIFICATION


9.1.  Survival of Representations and Warranties; Limits on Indemnification..43
9.2.  Indemnification by the Sellers.........................................44
9.3.  Indemnification by the Buyer...........................................44
9.4.  Third-Party Claims.....................................................45
9.5.  Other Indemnification Provisions.......................................46


                                    ARTICLE X

                                   TAX MATTERS


10.1.  Tax Matters...........................................................46
10.2.  Tax Periods Ending on or Before the Closing Date......................46
10.3.  Tax Periods Beginning Before and Ending After the Closing Date........47
10.4.  Cooperation on Tax Matters............................................47
10.5.  Tax Sharing Agreements................................................48
10.6.  Certain Taxes.........................................................48

                                   ARTICLE XI

                                   TERMINATION


11.1.  Termination of Agreement..............................................48
11.2.  Effect of Termination.................................................49


                                   ARTICLE XII

                                  MISCELLANEOUS


12.1.   Expenses.............................................................49
12.2.  Press Releases and Public Announcements...............................50
12.3.  No Third-Party Beneficiaries..........................................50
12.4.  Entire Agreement......................................................50
12.5.  Succession and Assignment.............................................50
12.6.  Counterparts..........................................................50
12.7.  Headings..............................................................50
12.8.  Notices...............................................................50
12.9.  Governing Law.........................................................51
12.10.  Amendments and Waivers...............................................51
12.11.  Severability.........................................................52
12.12.  Construction.........................................................52
12.13.  Incorporation of Exhibits, Annexes, and Schedules....................52
12.14.  Specific Performance.................................................52
12.15.  Jackson Products, Inc. Guarantee.....................................52
12.16.  Submission to Jurisdiction...........................................52


                                    EXHIBITS

Exhibit A           Form of Consulting Agreement
Exhibit B           Form of Opinion of Seller's Counsel
Exhibit C           Form of Opinion of Buyer's Counsel

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made as of the 12th day of June, 1998, by and among American Allsafe Company, a Delaware corporation (the "Buyer"), the selling stockholders party hereto (the "Sellers") and Kedman Company, Inc., a Utah corporation ("Kedman").

                              W I T N E S S E T H:

         WHEREAS, the Sellers own all of the outstanding capital stock of Kedman (the "Shares");

         WHEREAS, Kedman owns all of the outstanding capital stock of Tripoli Investments, Inc. ("Tripoli"), a Utah corporation (Kedman and Tripoli are collectively referred to herein as the "Companies");

         WHEREAS, the Buyer desires to purchase, and the Sellers desire to sell to the Buyer all of the Shares;

         NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the covenants, agreements and warranties herein contained, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1. Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

         "Adjustment Amount" has the meaning specified in Section 7.5.

         "Affiliate" means, with respect to any specified Person, a Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

         "Affiliated Group" means any affiliated group within the meaning of Code ss. 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "Agreement" shall mean this Agreement, including all the exhibits and schedules hereto, as this Agreement may be amended from time to time.

         "Authority" means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any public or industry regulatory authority, whether Federal, state or local, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable law, statute, regulation, order or decree.

         "Business" means the Companies' business of designing, manufacturing and/or distributing (a) safety products used primarily for eye and face protection, and (b) hand tools.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Indemnified Parties" shall have the meaning set forth in Section 9.2.

         "Purchase Price" means $11,050,000 plus the Adjustment Amount (which may only be a positive number).

         "Closing" has the meaning set forth in Section 2.3 below.

         "Closing Date" has the meaning set forth in Section 2.3 below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Companies" has the meaning set forth in the preamble. "Company" shall mean any one of the Companies.

         "Confidential Information" means any information relating to the Business or affairs of one or both of the Companies that is not in the public domain at the time of the disclosure of such information by one or both of the Companies.

         "Consulting   Agreements"   means  the   Consulting   and   Non-Compete
Agreements, in substantially the form attached hereto as Exhibit A, between the Buyer and each of G. Michael Edwards, Robert F. Edwards and David B. Edwards.

         "Contract" means any contract, lease, commitment, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan or license, whether written or oral, which is legally binding and enforceable.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA ss.3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA ss.3(1).

         "Environmental Laws" means all federal, state and local statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Substances, materials or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now in effect, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar federal, state or local statutes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Financial Statements" shall mean the following:

                  (a) the audited financial statements of Kedman for the 1995 and 1996 fiscal years, respectively (including all notes thereto), which are included in Schedule 4.7 consisting of the balance sheet at such dates and the related statements of earnings and cash flows for the twelve month periods then ended;

                  (b) the unaudited financial statements of Kedman for the 1993 and 1994 fiscal years, respectively, which are included in Schedule 4.7 consisting of the balance sheet at such dates and the related statements of earnings and cash flows for the twelve month periods then ended;

                  (c) the unaudited financial statements of Kedman as of February 28, 1998 (which shall include financial statements as of February 28, 1997), which are included in Schedule 4.7, consisting of the balance sheet at such date and the related statement of earnings for the 8 month period then ended.

         "Fiscal year" means the twelve month period from July 1 through June 30 (denominated as the year during which the fiscal year began; e.g., the 1996 fiscal year began July 1, 1996 and ended June 30, 1997).

         "GAAP" means generally accepted accounting principles, as of the date of the respective Financial Statements, in the United States.

         "Hazardous Substance" means any material or substance which (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Laws) or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Laws.

         "Indemnified Party" has the meaning set forth in Section 9.4 below.

         "Indemnifying Party" has the meaning set forth in Section 9.4 below.

         "Indemnification Period" has the meaning set forth in Section 9.1(a) below.

         "Intellectual Property" means (a) all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, and all improvements thereto, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all trade secrets and confidential business information (including all inventions, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals) eligible for trade secret status under applicable law or otherwise protectable as confidential information under applicable law, and (f) all other proprietary rights and intellectual property.

         "Knowledge" or "to the Knowledge of the Sellers" means the present actual knowledge of any of the Sellers and the directors or officers of Kedman (for purposes of this definition, "present actual knowledge" means the applicable individual is actually aware of the fact or matter at the applicable time).

         "Latest Balance Sheet" means the audited balance sheet of the Companies dated as of June 30, 1997.

         "Law"  means any law,  statute,  regulation,  ordinance,  rule,  order,
decree,   judgment,   consent  decree  or  governmental   requirement   enacted,
promulgated, entered into, agreed or imposed by any Authority.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Lien" means any mortgage, lien (except for any lien for Taxes not yet due and payable), charge, restriction, pledge, security interest, option, lease or sublease, right of any third party, easement, encroachment or encumbrance.

         "material" means any circumstance or state of facts which results in, or would reasonably be expected to result in, (a) any action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, injunction, judgment, order, decree, ruling, damage, dues, penalty, fine, cost, amount paid in settlement, Liability, obligation, Tax, lien, loss, expense, or fee, including court costs and attorneys' fees and expenses, requiring the expenditure or commitment of $100,000 or more, or (b) any substantial limitation or restriction on the ability of the Buyer to conduct the Business.

         "Material Adverse Effect" means any circumstances, developments or matters whose effect on the Business, properties, assets, results, operations, condition (financial and other), and prospects, either alone or in the aggregate, on any of the Companies is or would reasonably be expected to be materially adverse to such Company.

         "Multiemployer Plan" has the meaning set forth in ERISA ss.3(37).

         "Ordinary Course of Business" means the ordinary course of business of the respective company consistent with past custom and practice (including with respect to quantity and frequency).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Permits" has the meaning set forth in Section 4.26 below.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Purchase Price" means $11,050,000 plus the Adjustment Amount pursuant to Section 7.5.

         "Real Property Agreement" means that certain Real Property Purchase Agreement, dated of even date herewith, between the Sellers and the Buyer, pursuant to which the Sellers will sell and the Buyer will purchase real property owned by the Sellers and leased to Kedman for use in the Business.

         "Schedules" means the schedules accompanying this Agreement.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Sellers" has the meaning set forth in the preamble above.

         "Shares" means the 53,799 shares of Common Stock, $1.00 par value per share, of the Company.

         "Subsidiary" means any corporation, partnership or limited liability company with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Tax" means any federal, state or local income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code ss.59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in Section 9.4 below.


                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

         SECTION 2.1. Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Sellers, and the Sellers agree to sell, or cause to be sold, to the Buyer, all of the Shares for the consideration specified herein. Concurrently with the execution of this Agreement, the Sellers and the Buyer have entered into (i) the Real Property
Agreement, pursuant to which the Sellers will sell and the Buyer will purchase the real property described in Schedule 2.1, and (ii) the Consulting Agreements.

         SECTION 2.2. Payment of Purchase Price. On the Closing Date, in consideration for the Shares and the Sellers' execution of the Consulting Agreements, the Buyer shall pay the Purchase Price to the Sellers, in accordance with their respective ownership percentages set forth on Schedule 4.2. The Purchase Price shall be paid to the Sellers by means of wire transfers of immediately available funds to an account or accounts designated by the Sellers.

         SECTION 2.3. The Closing. The Closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Van Cott, Bagley, Cornwall & McCarthy, Salt Lake City, Utah at 10:00 A.M. on the later of
(i) July 12, 1998, or (ii) five business days following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or (iii) such other date as the parties may mutually determine, but in no event later than July 31, 1998 (the "Closing Date").

         SECTION 2.4. Closing Deliveries by Sellers. To effect the transfer referred to in Section 2.1 hereof and the delivery of the consideration described in Section 2.2 hereof, the Sellers shall, on the Closing Date, deliver the following:

                  (a) Sellers shall cause to be delivered to Buyer certificates evidencing the Shares, free and clear of any and all Liens, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank;

                  (b) Sellers shall have delivered to Buyer all consents, approvals, releases and waivers from governmental Authorities and other third parties required or necessary for the Sellers to complete the transactions contemplated hereby, reasonably satisfactory in form and substance to Buyer and its counsel;

                  (c) Sellers shall have delivered all other documents required to be delivered by the Sellers or the Companies pursuant to Article VII hereof not specifically mentioned above in this Section; and

                  (d) All instruments and documents executed and delivered to Buyer pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Buyer and its counsel.

         SECTION 2.5. Closing Deliveries by Buyer. To effect the transfer referred to in Section 2.1 hereof and the delivery of the consideration described in Section 2.2 hereof, the Buyer shall, on the Closing Date, deliver the following:

                  (a) Buyer shall have transferred to Sellers, and the Sellers shall have received, the Purchase Price by wire transfer of immediately available funds to such account or accounts of which Sellers shall have given notice to Buyer hereunder not later than five (5) business days prior to the Closing Date;

                  (b) Buyer shall have tendered all other documents required to be delivered by the Buyer pursuant to Article VIII hereof not specifically mentioned above in this Section; and

                  (c) All instruments and documents executed and delivered to Sellers pursuant hereto shall be in form and substance, and shall be executed in a manner, reasonably satisfactory to Sellers and their counsel.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers represent and warrant, jointly and severally, to the Buyer that, except as set forth in the Schedules hereto (as supplemented pursuant to Section 6.8 below), the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III) with respect to themselves.

         SECTION 3.1. Authorization of Transaction. Each Seller has full power and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of each Seller, enforceable in accordance with its terms and conditions. To the Knowledge of the Sellers, except as disclosed in Schedule 3.1, the Sellers need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority in order to consummate the transactions contemplated by this Agreement.

         SECTION 3.2. Noncontravention. To the Knowledge of the Sellers, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, Law, injunction, ruling, charge or other restriction of any Authority to which any Seller is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any Contract, lease, license, instrument, or other arrangement to which any Seller is a party or by which he is bound or to which any of his assets is subject, except for violations, breaches, defaults or conflicts that, individually or in the aggregate, would not be material to the Companies (taken as a whole), impair the ability of any of the Sellers to perform his obligations under this Agreement or prevent the consummation of any of the transactions contemplated hereby.

         SECTION 3.3. Brokers' Fees. The Sellers have no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

         SECTION 3.4. Shares. Except as disclosed in Schedule 3.4, the Sellers hold of record and own beneficially all of the Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, or demands. No Seller is a party to any option, warrant, purchase right, or other Contract or commitment that could require such Seller to sell, transfer, or otherwise dispose of any Shares (other than this Agreement). Except as disclosed in Schedule 3.4, no Seller is a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Shares.

                                   ARTICLE IV

         REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE SELLERS

         The Companies and the Sellers, jointly and severally, hereby represent and warrant to the Buyer that, except as set forth in the Schedules hereto, (as supplemented pursuant to Section 6.8 below), the statements contained in this
Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Article IV). An item disclosed in any Schedule shall be deemed disclosed for purposes of all Schedules, provided that cross references have been included in such Schedules.

         SECTION 4.1. Organization, Qualification, and Corporate Power. Each of the Companies is a corporation duly organized, validly existing, and in good standing under the Laws of the state of its incorporation. Each of the Companies is duly authorized to conduct business where it is required by Law to be qualified to conduct business and is in good standing under the Laws of each jurisdiction except where the failure to be so qualified would not be material to the Companies (taken as a whole). Each of the Companies has full corporate power and authority and, to the Knowledge of the Sellers, all licenses, Permits, and authorizations necessary to carry on the Business in which it is engaged and to own and use the properties owned and used by it, except where the failure to have or obtain such licenses, Permits or authorizations, individually or in the aggregate, would not be material to the Companies (taken as a whole). The Sellers have delivered to the Buyer correct and complete copies of the articles of incorporation and bylaws of the Companies (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Companies are correct and complete in all material respects. The Companies are not in default under or in violation of any provision of their respective articles of incorporation or bylaws.

         SECTION 4.2.  Capitalization.

                  (a) The entire authorized capital stock of Kedman consists of 100,000 shares of common stock, $1 par value, of which 53,799 shares are issued and outstanding. All of the issued and outstanding Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and are held of record by the Sellers as set forth on
         Schedule 4.2. Except as disclosed in Schedule 3.4. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other Contracts or commitments that could require Kedman to issue, sell, or otherwise cause to become outstanding any of the Shares. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Shares. Except as disclosed in Schedule 3.4. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the Shares.

                  (b) The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to Buyer at the Closing will be sufficient to transfer the Sellers' entire interest, legal and beneficial, in the Shares. The Sellers have full power and authority to convey good and marketable title to all of the Shares, and upon transfer to Buyer of the certificates representing such Shares, Buyer will receive good and marketable title to such Shares, free and clear of all Liens.

         SECTION 4.3. Noncontravention. To the Knowledge of the Sellers, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, Law, injunction, ruling, charge, or other restriction of any Authority to which any of the Companies is subject or any provision of the articles of incorporation or bylaws of any of the Companies except for any violations that, individually or in the aggregate, would not be material to the Companies (taken as a whole), or
(ii) conflict with, result in a material breach of, constitute a material default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any material Contract, lease, license, instrument, or other arrangement to which any of the Companies is a party or by which it is bound or to which its assets are subject (or result in the imposition of any Lien upon any of its assets). Except as disclosed in Schedule 4.3, to the Knowledge of the Sellers, the Companies do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority in order for the parties to consummate the transactions contemplated by this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations, filings, notices or Permits the failure of which to be obtained or made would not be material to the Companies (taken as a whole), impair the ability of any of the Companies to perform its obligations under this Agreement or prevent the consummation of any of the transactions contemplated thereby.

         SECTION 4.4. Brokers' Fees. The Companies have no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to any of the transactions contemplated by this Agreement.

         SECTION 4.5. Title to Assets. Except as disclosed in Schedule 4.5, each of the Companies has good and marketable title to, or a valid leasehold interest in, the material properties and assets used by it, located on its premises, or shown on the Latest Balance Sheet or acquired after the date thereof, free and clear of all Liens, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Latest Balance Sheet.

         SECTION 4.6. Subsidiaries. Tripoli has no Subsidiaries. The only Subsidiary of Kedman is Tripoli. The entire authorized capital stock of Tripoli consists of 10,000 shares of common stock, $10 par value, of which 10,000 shares are issued and outstanding. All of the issued and outstanding shares of capital stock of Tripoli have been duly authorized and are validly issued, fully paid, and non-assessable. All of the outstanding shares of capital stock of Tripoli are held of record and owned beneficially by Kedman, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities Laws), Taxes, Liens, options, warrants, purchase rights, Contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other

Contracts or commitments that could require Tripoli to sell, transfer, or otherwise dispose of any shares of capital stock or that could require Tripoli to issue, sell, or otherwise cause to become outstanding any of its own shares of capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Tripoli. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any shares of capital stock of Tripoli. None of the Companies controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Companies except for certain marketable securities held by Tripoli.

         SECTION 4.7. Financial Statements. The Financial Statements of Kedman are set forth on Schedule 4.7. The audited Financial Statements have been prepared in accordance with GAAP, consistently applied, and the Financial Statements present fairly the financial position, assets and liabilities of Kedman as of the dates thereof and the revenues, expenses, results of operations and cash flows of Kedman for the periods covered thereby, and are consistent with the books and records of Kedman.

         SECTION 4.8. Events Subsequent to Latest Balance Sheet. Except as disclosed in Section 4.2, since the date of the Latest Balance Sheet, there has not been any change in the business, financial condition, operations, results of operations, or, to the knowledge of the Sellers, future prospects of the Company, or in any item set forth on any of the Schedules attached hereto, which would have a Material Adverse Effect on any of the Companies. Without limiting the generality of the foregoing, since that date:

                  (a) none of the Companies has sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (b) none of the Companies has entered into any material Contract (or series of related Contracts that, considered together, are material) outside the Ordinary Course of Business;

                  (c) to the Knowledge of the Sellers, no party (including any of the Companies) has accelerated, terminated, modified or canceled any material Contract (or series of related Contracts that, considered together, are material) to which any of the Companies is a party or by which any of the Companies is bound;

                  (d) except as disclosed in Schedule 4.8(d), to the Knowledge of the Sellers, none of the Companies has imposed any Lien upon any of its assets, tangible or intangible out of the Ordinary Course of Business;

                  (e) except as disclosed in Schedule 4.8(e), none of the Companies has made any capital expenditure (or series of related capital expenditures) in an amount in excess of $50,000 either individually or in the aggregate;

                  (f) Kedman has not, and, except as disclosed in Schedule 4.8(f), Tripoli has not, made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) outside of the Ordinary Course of Business;

                  (g) none of the Companies has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligations involving more than $50,000 either individually or in the aggregate;

                  (h) none of the Companies has delayed or postponed the payment of any material accounts payable or other Liabilities outside the Ordinary Course of Business;

                  (i) none of the Companies has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $50,000 or outside the Ordinary Course of Business;

                  (j) except as disclosed in Schedule 4.8(j), none of the Companies has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (k) there has been no change made or authorized in the articles of incorporation or bylaws of any of the Companies;

                  (l) none of the Companies has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (m) except as disclosed in Schedule 4.8(m), none of the Companies has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (n) none of the Companies has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (o) none of the Companies has made any loan to, or entered into any other transaction with, any of its directors, employees or Affiliates;

                  (p) except as disclosed in Schedule 4.8(p), none of the Companies has entered into any employment Contract or collective bargaining agreement, written or oral, or modified the terms of any existing such Contract or agreement;

                  (q) except as disclosed in Schedule 4.8(q), none of the Companies has granted any increase in the base compensation of any of its directors, officers, and employees or made any other change in employment terms for any of its directors, officers, and employees or made any other change in employment terms for any of its directors, officers, and employees, in each case, with respect to those directors, officers and employees, whose annual compensation, including any bonuses, equals or exceeds $50,000;

                  (r) none of the Companies has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, Contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan other than in the Ordinary Course of Business);

                  (s) none of the Companies has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

                  (t) except as disclosed in Schedule 4.8(t), to the Knowledge of the Sellers there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Companies which would have a Material Adverse Effect on the Business; and

                  (u) except as disclosed in Schedule 4.8(u), none of the Companies has committed to any of the foregoing.

         SECTION 4.9. Undisclosed Liabilities. Except as set forth in Schedule 4.9, none of the Companies has any material Liabilities (and to the Knowledge of the Sellers, there is no basis for any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any material Liability), except for (i) Liabilities set forth on the Latest Balance Sheet and (ii) Liabilities which have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of Contract, breach of warranty, tort, infringement, or violation of Law or arose out of any charge, complaint, actions, suit, claim, proceeding or demand).

         SECTION 4.10. Legal Compliance. Except as disclosed in Schedule 4.10, to the Knowledge of the Sellers (a) the Companies have complied in all material respects with all applicable Laws and (b) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice is currently pending against any of them alleging any failure so to comply.

         SECTION 4.11.  Tax Matters.

                  (a) Each of the Companies has duly and timely filed (taking into account all valid extensions of filing dates) all Tax Returns that it has been required to file for all periods ending prior to or on the Closing Date. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any Company (whether or not shown on any Tax Return) have been timely paid except for Taxes being
         contested  in  good  faith  for  which  adequate   reserves  have  been
         established in accordance with GAAP. Except as disclosed on Schedule 4.11, none of the Companies currently is the beneficiary of any extension of time within which to file any Tax Return. The Companies have maintained adequate provision for all unpaid Liabilities for Taxes, whether or not disputed, that have accrued with respect to or are applicable to the period ended on and including the Closing Date or to any years and periods prior thereto and for which the Company may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any Person. To the Knowledge of the Sellers, the Companies have not incurred any Tax Liabilities other than in the Ordinary Course of Business for any taxable year for which the applicable statute of limitations has not expired. To the Knowledge of the Sellers, no claim has been made by an Authority in a jurisdiction where the Companies do not pay Taxes or file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Liens on any of the assets of the Companies that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (b) For the periods for which the applicable statute of limitations has not expired, to the Knowledge of the Sellers, there are no grounds for the assessment of any additional Taxes by any taxing Authority with respect to the taxable years covered in such Tax Returns. To the Knowledge of the Sellers, no issues have been raised in any examination by any taxing Authority with respect to the businesses and operations of any Company which reasonably could be expected to result in a proposed adjustment to the Liability for Taxes for any other period not so examined. Neither the Sellers nor the Companies have received, or expect to receive, from any taxing Authority any written notice of a proposed adjustment, deficiency, underpayment of Taxes or any other such notice which has not been satisfied by payment or been withdrawn, and no claims have been asserted relating to such Taxes against any Company.

                  (c) Except as disclosed in Schedule 4.11, the Sellers have made available for review by the Buyer all federal, state and local income Tax Returns filed with respect to the Companies for taxable periods for which the applicable statue of limitations has not expired. Except as disclosed in Schedule 4.11, no such Tax Returns have been audited or are currently the subject of audit. In addition, the Sellers have made available to the Buyer correct and complete copies of all examination reports and statements of deficiencies assessed against or agreed to by any Company for taxable periods for which the applicable statute of limitations has not expired.

                  (d) To the Knowledge of the Sellers, each of the Companies has withheld and paid all Taxes required to have been withheld and paid, including without limitation, sales and use taxes, and all Taxes in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (e) To the Knowledge of the Sellers, none of the Companies has filed a consent to the application of Section 341(f) of the Code.

                  (f) To the Knowledge of the Sellers, none of the Companies will be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state or local Tax Law) in taxable income for any Tax period beginning on or after the Closing Date, or (ii) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state or local Tax Law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date.

                  (g) To the Knowledge of the Sellers, each of the Companies has disclosed on its income Tax Returns all positions taken therein that could give rise to an accuracy-related penalty under Section 6662 of the Code (or any corresponding provision of Tax Law).

                  (h) To the Knowledge of the Sellers, none of the Companies has made any payments, are not obligated to make any payments and are not a party to any agreement that under certain circumstances could obligate either to make any "excess parachute payment" as defined in Section 280G of the Code or any payments that will not be deductible under
         Section 162(m) of the Code.

                  (i) None of the Companies is a party to any Tax allocation or sharing agreement. None of the Companies is subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for federal income Tax purposes.

                  (j) To the Knowledge of the Sellers, none of the assets of the Companies constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and, to the Knowledge of the Sellers, none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which such Company is not treated as the owner for federal income Tax purposes.

                  (k) To the Knowledge of the Sellers, the basis of all depreciable or amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of the Companies, are correct and in compliance with the Code and the regulations thereunder in all material respects.

                  (l) No Seller is a "foreign person" as defined in Section 1445(f)(3) of the Code.

                  (m) Except for the relationship between Kedman and Tripoli, to the Knowledge of the Sellers, none of the Companies (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return or (B) has any Liability for the Taxes of any Person (other than such Company) under Treas. Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee or successor, by Contract, or otherwise.

         SECTION 4.12.  Real Property.

                  (a) Schedule 4.12(a) lists and provides a legal description of
         all  real   property  that  each  of  the  Companies  own  (the  "Owned
         Property"). With respect to each such parcel of Owned Property:

                  (i) the identified owner has fee simple title to the parcel of Owned Property, subject only to current taxes and assessments and easements, covenants, restrictions or other matters affecting title that do not interfere with the Company's occupancy or current use of such real property;

                  (ii) except as disclosed in Schedule 4.12(a), to the Knowledge of the Sellers there are no pending or threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use, occupancy, or value thereof;

                  (iii) to the Knowledge of Sellers all facilities have received all approvals of governmental Authorities (including licenses and permits) required in connection with the ownership or operation thereof except where the failure to obtain such approvals would not be material to the Companies (taken as a whole) and to the Knowledge of Sellers, have been operated and maintained in accordance with applicable Laws in all material respects;

                  (iv) except as set forth as Schedule 4.12(a), there are no leases, subleases, licenses, concessions, or other Contracts, written or oral, to which the Sellers or the Companies are a party granting to any party or parties the right of use or occupancy of any portion of the parcel of Owned Property;

                  (v) there are no outstanding options or rights of first refusal to which the Sellers or the Companies are a party to purchase the parcel of Owned Property, or any portion thereof or interest therein;

                  (vi) there are no parties (other than the Companies) in possession of the Owned Property, other than tenants under any leases disclosed in Schedule 4.12(a) who are in possession of space to which they are entitled; and

                  (vii) all facilities located on the parcel of Owned Property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer.

                  (b) Schedule 4.12(b) lists and describes briefly all real property leased or subleased to any of the Companies (the "Leased Property"). The Sellers have made available to the Buyer correct and complete copies of the leases and subleases and other agreements for occupancy, including all amendments, extensions and other modifications thereto ("Leases") with respect to each Leased Property, as listed in
         Schedule 4.12(b) (as amended to date). With respect to each Lease listed in Schedule 4.12(b):

                  (i) the Lease is legal, valid, binding, enforceable and in full force and effect;

                  (ii) to the Knowledge of the Sellers, the Lease pertaining to the Leased Property will terminate by merger upon closing of this Agreement and the Real Property Agreement;

                  (iii) the Company is not in breach or default, and, to the Knowledge of the Sellers, no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the Lease has repudiated any provision thereof;

                  (v)      there   are  no   disputes,   oral   agreements,   or
                           forbearance programs in effect as to the Lease;

                  (vi) with respect to each sublease, to the Knowledge of Sellers, the representations and warranties set forth in subsections (i) through (v) above are true and correct with respect to the underlying lease;

                  (vii) except for the Real Property Agreement, none of the Companies has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

                  (viii) to the Knowledge of the Sellers, all facilities leased or subleased thereunder have received all approvals of governmental Authorities (including licenses and permits) required in connection with the operation thereof except where the failure to obtain such approvals would not be material to the Companies (taken as a whole) and have been operated and maintained in accordance with applicable Laws in all material respects; and

                  (ix) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.

         SECTION 4.13.  Intellectual Property.

                  (a) To the Knowledge of the Sellers, each of the Companies owns or has the right to use pursuant to license, sublicense, Contract, or permission all Intellectual Property necessary for the operation of the Business as presently conducted. To the Knowledge of the Sellers, each item of Intellectual Property owned or used by each of the Companies in the Business immediately prior to the Closing hereunder will be owned or available for use by such Company on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of the Sellers, the Company has taken all necessary action to maintain and protect each item of Intellectual Property which is material to the Business in accordance with the customary practices of the Business.

                  (b) To the Knowledge of the Sellers and except as disclosed in
         Schedule 4.13(b), (A) none of the Companies has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, (B) neither of the Companies has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Companies must license or refrain from using any Intellectual Property rights of any third party), (C) no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Companies, and (D) there are no interferences, infringements, misappropriations or violations of the Intellectual Property rights of any person by the Company that would reasonably be expected to materially adversely affect the Business as it is presently conducted.

                  (c) To the Knowledge of the Sellers, Schedule 4.13(c) identifies each patent or unexpired registration which has been issued to each of the Companies with respect to any of its Intellectual Property, identifies each pending patent application or application for registration of trademark or copyright which each of the Companies has made with respect to any of its Intellectual Property, and identifies each license, Contract or other permission which each of the Companies has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, Contracts and permissions (as amended to date) and, to the Knowledge of the Sellers, have made available to the Buyer correct and complete copies of all assignments conveying ownership of such patents to the applicable Company. Schedule 4.13(c) also identifies each trade name or unregistered trademark used by the each of Companies in connection with its Business. With respect to each item required to be identified in Schedule 4.13(c):

                  (i) except as disclosed in Schedule 4.13(c), to the Knowledge of the Sellers, each of the Companies possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

                  (ii) except as disclosed in Schedule 4.13(c), the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item.

                  (iv) except as disclosed in Schedule 4.13(c), to the Knowledge of the Sellers, none of the Companies is presently obligated to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                  (d)  Schedule   4.13(d)   identifies  each  material  item  of
         Intellectual Property that any third party owns and that any of the Companies uses pursuant to a license, sublicense,

         Contract or permission granted to the Companies. The Sellers have made available to the Buyer correct and complete copies of all such licenses, sublicenses, Contracts and permissions (as amended to date). With respect to each item required to be identified in Schedule 4.13(d), except as disclosed in Schedule 4.13(d), to the Knowledge of the Sellers:

                  (i) the license, sublicense, Contract or permission is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                  (ii) the license, sublicense, Contract or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                  (iii) no party to the license, sublicense, Contract or permission is in breach or default in any material respect, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                  (iv) no party to the license, sublicense, or permission has repudiated any material provision thereof;

                  (v) the item of Intellectual Property under the license, sublicense or permission is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                  (vi) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the item of Intellectual Property under the license, sublicense or permission; and

                  (vii)    none of the Companies  has granted any  sublicense or
                           similar   right   with   respect   to  the   license,
                           sublicense, or permission.

         SECTION 4.14. Tangible Assets. The Companies own or lease all buildings, machinery, equipment and other tangible assets necessary for the conduct of the Business as presently conducted. To the Knowledge of the Sellers, except as disclosed in Schedule 4.14, each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used and presently is proposed to be used. The assets of the Companies at the Closing will be sufficient to permit the Buyer to operate the Business as presently conducted.

         SECTION 4.15. Inventory. The inventory of each of the Companies consists of raw materials and supplies, manufactured and processed parts, work in process, and finished goods (the "Inventory"), all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on Schedule 4.15 as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of each of the Companies. The reserve set forth on Schedule 4.15 shall not exceed 4 % of the total value of all Inventory.

         SECTION 4.16. Contracts. Schedule 4.16 lists the following Contracts and other agreements to which either of the Companies is a party:

                  (a)  any  written   Contract  (or  group  of  related  written
         Contracts) for the lease of personal property to or from any Person providing for lease payments in excess of $100,000 per annum;

                  (b) any written Contract (or group of related written Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $100,000;

                  (c) any capitalized lease, pledge, conditional sale or title retention agreement involving the payment of more than $100,000 in the aggregate;

                  (d) any material written Contract concerning a partnership or joint venture;

                  (e) any material written Contract with a sales representative, manufacturer's representative, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any agreement to act as one of the foregoing on behalf of any Person;

                  (f) any material written Contract (or group of related written Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a mortgage, trust deed, security interest or other monetary lien on any of its assets, tangible or intangible;

                  (g) any material written Contract pursuant to which any of the Companies has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another Person (except for the negotiation or collection of negotiable instruments in transactions in the Ordinary Course of Business);

                  (h) any mortgage, indenture, note, bond or other agreement relating to indebtedness incurred or provided by any of the Companies;

                  (i) any material written Contract concerning confidentiality or noncompetition or otherwise prohibiting any of the Companies from freely engaging in any business;

                  (j)  any material written Contract with any Seller;

                  (k) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

                  (l) any material license, royalty or other written Contract relating to Intellectual Property not otherwise delivered to the Buyer pursuant to Section 4.13(d);

                  (m) any material written Contract between any of the Companies and a governmental body;

                  (n) any collective bargaining agreement to which any of the Companies is a party;

                  (o) any written Contract for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing severance benefits;

                  (p) any material written Contract, except Contracts which have been fully performed, relating to any acquisition or disposition of any of the Companies or any predecessor in interest or any acquisition or disposition of any subsidiary, division, line of business, or real property;

                  (q) any material written Contract under which it has advanced or loaned any amount to any of its directors, officers, and employees which remains unpaid;

                  (r) any written Contract under which the consequences of a default or termination could have a Material Adverse Effect on any of the Companies;

                  (s) any other written Contract (or group of related written Contracts) the performance of which involves consideration in excess of $100,000.

Each of the foregoing Contracts has been made available for review by the Buyer. In the case of any material Contract described above which is not written, the Sellers have provided to the Buyer a brief written description of such Contract. With respect to each such Contract, except as disclosed in Schedule 4.16, to the Knowledge of the Sellers: (A) the Contract is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the Contract will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the Contract; and (D) no party has repudiated any material provision of the Contract.

         SECTION  4.17.  Notes and Accounts  Receivable.  Except as disclosed in
Schedule 4.17, to the Knowledge of the Sellers, all notes and accounts receivable of each of the Companies are reflected properly on their books and records, are valid receivables subject to no set-offs or counterclaims (other than customary 2% discounts for prompt payment), are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the Latest Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practices of each of the Companies.

         SECTION 4.18. Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Companies.

         SECTION 4.19. Insurance. Schedule 4.19 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, Liability, and workers' compensation coverage and bond and surety arrangements) to which either of the Companies has been a party, a named insured, or otherwise the beneficiary of coverage:

                  (a)  the name, address, and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder, and the name of each covered insured; and

                  (c)  the policy number and the period of coverage; and

                  (d) a description of any retroactive premium adjustments or other loss-sharing arrangements.

Except as disclosed in Schedule 4.19, to the Knowledge of the Sellers, with respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither the Company nor any other party to the policy is in material breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any material provision thereof. During the last five years, each of the Companies has been covered by insurance in scope and amount consistent with the coverages now in place, subject to changes in the amount of coverage based upon recommendations of the Companies' insurance advisors. Schedule 4.19 describes any self-insurance arrangements affecting any of the Companies. Schedule 4.19 sets forth known outstanding claims, if any, made against any of the Companies that are covered by insurance. Such claims have been disclosed to and accepted by the appropriate insurance companies and are being defended by such appropriate insurance companies. Except as set forth on Schedule 4.19, no claims have been denied coverage during the last five years.

         SECTION 4.20. Litigation. Schedule 4.20 sets forth each instance in which any of the Companies (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in Schedule 4.20 would reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Sellers, neither the Sellers nor any of the Companies have any Liability with respect to any claims or threatened claims by third parties relating to any sale or proposed sale of any of the Companies (whether structured as a sale of stock, a sale of assets, a merger or otherwise) or any division of any of the Companies. Neither the Sellers nor any of the Companies are a party to any litigation relating to such claims and, to the Knowledge of the Sellers, no such litigation is threatened.

         SECTION 4.21. Product Warranty. Except for product liability claims that have been fully settled or resolved or as disclosed in Schedule 4.21, to the Knowledge of the Sellers, each product manufactured, sold, leased, or delivered by each of the Companies has been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties. The Liability of the Companies for replacement or repair thereof or other damages in connection therewith for products manufactured, sold, leased, or delivered by the Companies in any fiscal year will not exceed the reserve for product warranty claims set forth in Schedule 4.21 for such fiscal year. The reserve set forth on Schedule 4.21 shall be 2% of the aggregate revenue of the Companies for the fiscal year in which the subject product(s) was/were manufactured, sold, leased, and delivered. To the Knowledge of the Sellers, no product manufactured, sold, leased, and delivered by the Companies is subject to any express guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4.21 includes copies of the standard terms and conditions of sale or lease for each of the Companies (containing applicable guaranty, warranty, and indemnity provisions).

         SECTION 4.22. Product Liability. Except as disclosed in Schedule 4.22, to the Knowledge of the Sellers, none of the Companies has any material Liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Companies .

         SECTION 4.23. Employees. Schedule 4.23 contains a true, complete and accurate list of the names, titles, annual compensation and all bonuses and similar payments made for the current and the four (4) preceding fiscal years for all directors, officers and employees of the Company whose annual compensation, including any bonuses, equals or exceeds $50,000. Except for the Sellers and as disclosed in Schedule 4.23, to the Knowledge of the Sellers, (a) no executive, key employee or material group of employees other than the Sellers has any plans to terminate employment with any Companies, (b) none of the Companies is a party to or bound by any collective bargaining agreement, nor has any of the Companies in the five (5) preceding fiscal years experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes, (c) to the Knowledge of Sellers, none of the Companies has committed any unfair labor practice, (d) to the Knowledge of Sellers, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Companies, and (e) none of the Companies has engaged in any plant closing or employee layoff activities that would violate or require notification pursuant to, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar state or local plant closing or mass layoff statute, rule or regulation.

         SECTION 4.24.  Employee Benefits.

         (a) General. Except as set forth on Schedule 4.24, none of the Companies is a party to, participates in or has any Liability or contingent Liability with respect to:

         (i) any Employee Welfare Benefit Plan or Employee Pension Benefit Plan other than a Multiemployer Plan;

         (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA); or

         (iii)    any employment agreement.

         (b) Plan Documents and Reports. The Sellers have made available for review by the Buyer copies of each of the plans, arrangements, and agreements relating to employee benefits of the Companies (referred to hereinafter as "Employee Benefit Plans"), and all Contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance Contracts, administration Contracts, investment management agreements, subscription and participation agreements, and record keeping agreements, each as in effect on the date hereof. In the case of any Employee Benefit Plan which is not in written form, the Buyer has been supplied with an accurate description of such Employee Benefit Plan as in effect on the date hereof. A true and correct copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and Internal Revenue Service determination letter with respect to each Employee Benefit Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Employee Benefit Plan has been supplied to the Buyer, and, to the Knowledge of the Sellers, there have been no material changes in the financial condition in the respective plans from that stated in the annual reports and actuarial reports supplied.

         (1) Compliance with Employee Benefit Laws; Liabilities. As to all Employee Benefit Plans:

         (i) All Employee Benefit Plans comply and have been administered in form and in operation in all material respects with all applicable requirements of law, and, to the

                  Knowledge of the Sellers and the directors and officers (and employees with responsibility for employment matters) of the Companies, no event has occurred which will or could cause any such Employee Benefit Plan to fail to comply in all material respects with such requirements and no notice has been issued by any governmental authority questioning or challenging such compliance.

         (ii) All Employee Benefit Plans which are employee pension benefit plans comply in all material respects in form and in operation with all applicable requirements of sections 401(a) and 501(a) of the Code; there have been no amendments to such plans which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service; and, to the Knowledge of the Sellers, no event has occurred which will or could give rise to disqualification of any such plan under such sections or to a tax under section 511 of the Code.

         (iii) None of the assets of any Employee Benefit Plan is invested in employer securities or employer real property.

         (iv) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Employee Benefit Plan and none of the Companies has engaged in any prohibited transaction.

         (v) There have been no acts or omissions which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which any of the Companies may be liable.

         (vi) None of the payments contemplated by the Employee Benefit Plans would, in the aggregate, constitute excess parachute payments (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

         (vii) There are no actions, suits or claims (other than routine claims for benefits) pending or, to the Knowledge of the Sellers, threatened involving any Employee Benefit Plan or the assets thereof and nothing has come to the attention of the Sellers that would give rise to any such actions, suits or claims (other than routine claims for benefits).

         (viii) With respect to each Employee Benefit Plan that is subject to Title IV of ERISA:

                  (1) there has been no reportable event (as described in section 4043 of ERISA) which has not been reported and for which notice is not waived under applicable regulations;

                  (2)      no steps have been taken to terminate any such plan;

                  (3) there has been no withdrawal (within the meaning of section 4063 of ERISA) of a "substantial employer" (as defined in section 4001(a)(2) of ERISA);

                  (4) no event or condition has occurred which would constitute grounds under section 4042 of ERISA for the termination of or the appointment of a trustee to administer any such plan; and

                  (5) except as disclosed on actuarial reports supplied to the Buyer, if each such plan were terminated immediately after the Closing, there would be no unfunded liabilities with respect to any such plan, its participants or beneficiaries or the PBGC.

         (ix) Each Employee Benefit Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in compliance in all material respects with applicable law, including coverage requirements of section 4980B of the Code and section 601 of ERISA to the extent such requirements are applicable.

         (x) Except as disclosed on Schedule 4.24, none of the Companies has any liability or contingent liability for providing, under any Employee Benefit Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

         (xi) Actuarially adequate accruals for all obligations under the Employee Benefit Plans are reflected in the financial statements of each of the Companies and such obligations include a pro rata amount of the contributions and PBGC premiums which would otherwise have been made in accordance with past practices and applicable law for the plan years which include the Closing Date.

         (xii) There has been no act or omission by any of the Companies that would impair the ability of such Company (or any successor thereto) to unilaterally amend or terminate (in compliance with and subject to applicable laws) any Employee Benefit Plan.

         (c) Multiemployer Plans. None of the Companies contributes to, has contributed to, or has any Liability or contingent Liability with respect to any Multiemployer Plan.

         SECTION 4.25. Environmental Matters. Except as disclosed in Schedule 4.25, to the Knowledge of the Sellers:

                  (a)  Each of the Companies:

                           (i) has complied and is in compliance in all material
                  respects with all Environmental Laws (and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against any of them alleging any such failure to comply); and

                           (ii) has obtained and complied in all material respect with, and is in compliance in all material respects with, all Permits, licenses and other authoriza tions that are required pursuant to Environmental Laws.

                  (b) None of the Companies has received any written or oral notice, report or other information regarding (i) any actual or alleged violation of Environmental Laws, or (ii) any Liabilities or potential Liabilities arising under Environmental Laws relating to the Companies or their facilities, including any investigatory, remedial or corrective obligations.

                  (c) The Company has no material Liability, and none of the Companies has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that has given or would give rise to any material Liability for damage to any site, location or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental Law.

                  (d) Except as disclosed on Schedule 4.25(d), none of the properties or equipment used by the Companies contain, or have contained, asbestos, PCB's, methylene chloride, trichloroethylene, 1,2-transdichloroethylene, dioxins, dibenzofurans or other Hazardous Substances.

                  (e) Except as disclosed on Schedule 4.25(d), none of the following exists at any property or facility owned or operated by any of the Companies: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, subsurface impoundments, or hazardous material disposal areas.

                  (f) None of the Companies has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material Liability, including any material Liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, or any investigative, corrective or remedial obligations, pursuant to Environmental Laws.

                  (g) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any material obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any so-called "transaction-triggered" or "responsible property transfer" laws under the laws of the State of Utah.

                  (h) None of the Companies has either expressly assumed or undertaken any Liability of any other Person relating to Environmental Laws, including without limitation any obligation for corrective or remedial action.

                  (i) Nothing has come to the attention of the Sellers that would cause them to believe that either of the Companies will be prevented, hindered or limited from continued compliance with Environmental Laws, or will be subject to any material investigatory, remedial or corrective obligations pursuant to Environmental Laws, or will be subject to any other material Liabilities pursuant to Environmental Laws, including without limitation any relating to onsite or offsite releases or threatened releases of Hazardous Substances or wastes, personal injury, property damage or natural resources damage.

         SECTION 4.26. Permits. Schedule 4.26 is a true and accurate list of all material licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by each of the Companies. The Sellers have made each such Permit available for review by the Buyer. To the Knowledge of the Sellers, there are no Permits that the Companies do not have, whether federal, state, local or foreign, which are necessary for the lawful operation of the Business of each of the Companies as presently conducted.

         SECTION 4.27. Backlog. Sellers have made available for review by the Buyer and its representatives an accurate accounting of all customer orders of the Company which constitute backlog ("Backlog") and the dollar amount represented by such orders as of the date of this Agreement. Except as set forth on Schedule 4.27, none of the Backlog orders have been canceled and, to the Knowledge of the Sellers, there are no threats of cancellation with respect to the Backlog orders.

         SECTION 4.28. No Conflict of Interest. Except as disclosed in Schedule 4.28, neither any Seller nor any Affiliate thereof has or claims to have any direct or indirect interest in any tangible or intangible property used in the Business of any of the Companies except as a holder of Shares. None of the Sellers has any direct or indirect interest in any other Person which conducts a business similar to, has any Contract or arrangement with, or does business or is involved in any way with, any of the Companies, except for the ownership of less than 1% of the outstanding stock of any publicly held corporation.

         SECTION 4.29. Bank Accounts. Schedule 4.29 sets forth the names and locations of each bank or other financial institution at which each of the Companies has accounts (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from such Company and a summary statement of such powers of attorney or delegation of authority.

         SECTION 4.30.  Customers and Suppliers.

                  (a)  Schedule 4.30 sets forth:

                           (i) a list of the 10 largest customers of each of the
                  Companies, in terms of revenue during each of the 1995 and 1996 fiscal years and the 1997 fiscal year to date (collectively, the "Major Customers"), showing the total revenue received in each such period from each such customer;

                           (ii) a list of the 10  largest  suppliers  of each of
                  the Companies in terms of purchases during the 1995 and 1996 fiscal years and the 1997 fiscal year to date (collectively, the "Major Suppliers"), and showing the approximate total purchases in each such period from each such supplier; and

                           (iii) a list of the 10 products with the largest sales volume sold by each of the Companies in terms of revenue during each of the 1995 and 1996 fiscal years and the 1997 fiscal year to date (collectively, the "Major Products"), showing the approximate total revenue received in each such period with respect to each such product.

                  (b) Other than changes in relationships with Jackson Products, Inc. and its affiliates, since the date of the Latest Balance Sheet, there has not been any material change in the business relationship, and there has been no material dispute, between any of the Companies and any Major Customer or Major Supplier, and, to the Knowledge of the Sellers, no Major Customer or Major Supplier has stated that it intends to reduce its purchases from, or sales to, any of the Companies. Since the date of the Latest Balance Sheet, there have been no material decreases in the profit margins on any Major Product. To the Knowledge of the Sellers, no Major Customer or Major Supplier intends to terminate its business relationship with any of the Companies as a result of the transactions contemplated by this Agreement.

         SECTION 4.31. Claims Against Officers and Directors. Schedule 4.31 sets forth each pending or, to the Knowledge of the Sellers, threatened claims against any director, officer, employee or agent of the Companies or any other Person which could give rise to any claim for indemnification against the Companies.

         SECTION  4.32.  Improper and Other  Payments..  To the Knowledge of the
Sellers:

                  (a) Neither the Company, any director, officer, employee, agent or representative of the Company, any Seller, their respective Affiliates nor any Person acting on behalf of any of them, has made, paid or received any bribes, kickbacks or other similar payments to or from any Person, whether lawful or unlawful;

                  (b) no unlawful contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate by the Companies or the Sellers; and

                  (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act of 1977, as amended) has been made by the Companies or the Sellers.

         SECTION  4.33.  No Material  Adverse  Effect.  Except as  disclosed  in
Schedule 4.33, to the Knowledge of the Sellers, since the date of the most recently audited Financial Statements until the date hereof, (a) each of the Companies has conducted its Business in the Ordinary Course of Business in all material respects, (b) as of the date hereof there has not been any Material Adverse Effect, and (c) no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect to the Companies.

         SECTION 4.34. Availability of Due Diligence. As of the Closing Date, the Sellers shall have given the Buyer reasonable access to the items requested on the due diligence request list attached as Schedule 4.34 (the "Request List"). As of the Closing Date, to the Knowledge of Sellers, no items identified on the Request List have not been made available to the Buyer.


                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer represents and warrants to the Sellers that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

         SECTION 5.1. Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. The Buyer is not in default under or in violation of any provision of its articles of incorporation or bylaws.

         SECTION 5.2. Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Authority in order to consummate the transactions contemplated by this Agreement.

         SECTION 5.3. Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any Law, injunction, ruling, charge, or other restriction of any Authority to which the Buyer is subject or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any Contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject except for any violations or conflicts that, individually or in the aggregate, would not (x) have a Material Adverse Effect on the Buyer, (y) impair the ability of the Buyer to perform its obligations under this Agreement or (z) prevent the consummation of any of the transactions contemplated hereby.

         SECTION 5.4. Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any of the Sellers could become liable or obligated.


                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1. General. Each of the parties will use his or its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Articles VII and VIII below).

         SECTION 6.2. Notices and Consents. Schedule 6.2 lists all Contracts that will require any third party consents pursuant to the execution of this Agreement. The Sellers will cause each of the Companies to give any notices to third parties, and will use their best efforts to obtain any third party consents, that the Buyer may reasonably request. Each of the parties will (and the Sellers will cause each of the Companies to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Sections 4.3 and 5.3 above. The Buyer shall bear the costs of any filing fees and other costs or expenses of such notices, filings consents and approvals of governments, and governmental agencies, and the Buyer and the Sellers shall share equally the costs or expenses of any notices, filings consents or approvals of any third party.

         SECTION 6.3. Operation of Business. From the date of this Agreement until the Closing Date, each of the Companies shall be operated in the Ordinary Course of Business and shall use commercially reasonable efforts to preserve intact the present business organization and personnel of each of the Companies, preserve the business relationships of each of the Companies with other Persons material to the operation of each of the Companies, and not knowingly permit, without the exercise of commercially reasonable efforts to prevent, any action or omission which would cause any of the representations or warranties of the Companies contained herein to become inaccurate or any of the covenants of the Companies to be breached. Without limiting the generality of the foregoing, except within the Ordinary Course of Business or as set forth in Schedule 6.3, prior to the Closing the Companies will not, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld):

                  (a) incur any obligation or enter into any Contract which either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000, or (ii) has a term of, or requires the performance of any obligations by any Company over a period in excess of six months;

                  (b) take any action, or enter into or authorize any Contract or transaction, other than in the Ordinary Course of Business and consistent with past practice and other than any transactions contemplated by this Agreement;

                  (c) sell, transfer, convey, assign or otherwise dispose of any of their material assets or properties; provided that the Sellers may sell or otherwise convert all of the Companies' cash equivalents and all of the marketable securities of Tripoli to cash prior to the Closing.

                  (d) waive, release or cancel any claims against third parties, any other rights which have any value or any debts owing to either of the Companies;

                  (e) make any changes in their respective accounting systems, policies, principles or practices;

                  (f) enter into, authorize, or permit any transaction with any Seller or any Affiliate thereof, or enter into any Contract relating to compensation or benefits with any Person, or modify any compensation amounts or levels of any officer or employee;

                  (g) except as required for the  transactions  contemplated  in
         this  Agreement,   change  or  amend  their   respective   articles  of
         incorporation or by-laws;

                  (h) authorize for issuance, issue, sell, deliver, encumber or agree or commit to issue, sell, deliver or encumber (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other securities of any of the Companies, or amend any of the terms of any such capital stock or other securities, except as required for the transactions contemplated in this Agreement;

                  (i) except as required for the transactions contemplated in this Agreement and except as disclosed on Schedule 6.3(i), split, combine, or reclassify any shares of their capital stock, declare, set aside or pay any dividend or other distribution in property other than cash in respect of its capital stock or redeem or otherwise acquire any capital stock or other securities of any of the Companies;

                  (j) make any borrowings, incur any debt, or assume, guarantee, endorse (except for the negotiation or collection of negotiable instruments) or otherwise knowingly become liable (whether directly, contingently or otherwise) for the obligations of any other Person, or make any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the Ordinary Course of Business and consistent with past practice);

                  (k) make any loans, advances or capital contributions to, or investments in, any other Person;

                  (l) enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, manager, officer or employee, or increase in any manner the compensation or fringe benefits of any director, manager, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any Contract, commitment or arrangement to do any of the foregoing;

                  (m) acquire, lease or encumber any assets which are material to any of the Companies;

                  (n)   authorize  or  make  any  capital   expenditures   which
         individually or in the aggregate are in excess of $50,000;

                  (o) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability, or waive or extend the statute of limitations in respect of any such Taxes;

                  (p) pay any amount, perform any obligation or agree to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Companies or any of their respective directors, managers, officers, employees or agents; or

                  (q) terminate, modify, amend or otherwise alter or change any of the terms or provisions of any material Contract, or pay any amount not required by Law or by any Contract; or

                  (r) other than overnight deposits or money market instruments and investments existing on the date hereof, make any investments with cash or the proceeds of existing investments.

         SECTION 6.4.  Full Access.

                  (a) Subject to the terms and conditions set forth in Sections 6.4(b) and 6.4(c) below, the Sellers shall permit and shall cause the Companies to permit, representatives of the Buyer to have access to the premises, properties, personnel, books, records (including Tax records), Contracts, and documents of or pertaining to each of the

         Companies and shall make the officers and employees of each of the Companies available to the Buyer and its representatives.

                  (b) The Buyer shall notify Sellers at least two business days in advance of any on-site visits by it or its representatives to any facilities of the Companies, and shall use all reasonable efforts not to take, and neither the Sellers nor either of the Companies shall be required to take, any actions that would disrupt the Business or violate the terms of any agreement to which any of the Companies is bound or any applicable Law. If at any time the Sellers notify the Buyer that the Buyer's actions (or the actions of its representatives) are disrupting the Business or causing a violation of the terms of any agreement or applicable Law, (i) the Buyer shall thereupon immediately cease such action, and (ii) as soon as practicable thereafter, the Sellers and the Buyer shall, in good faith, negotiate reasonable alternative access for the Buyer and its representatives.

                  (c) The Buyer will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and, in the event this Agreement is terminated, for any reason whatsoever, deliver promptly to the Companies or destroy, at the request and option of the Sellers, all tangible embodiments (and all copies) of the Confidential Information which are in the possession of the Buyer and/or its representatives. In the event that the Buyer is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Buyer will notify the Sellers promptly of the request or requirement so that the Companies may seek an appropriate protective order or waive compliance with the provisions of this Section 6.4(c). If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Buyer may disclose the Confidential Information to the tribunal; provided, however, that the Buyer shall use its best efforts to obtain, at the request of the Sellers, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Sellers shall designate. The foregoing provisions shall not apply to any information
         (i) which, at the time of disclosure, is available publicly, through no fault of the Buyer, (ii) which, after disclosure, becomes available publicly through no fault of the Buyer, or (iii) which the Buyer knew or to which the Buyer had access prior to disclosure.

         SECTION 6.5. Exclusivity. Prior to the Closing or termination of this Agreement, the Sellers will not (and the Sellers will not cause or permit any of the Companies to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Companies (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. Prior to the Closing or termination of this Agreement, the Sellers will not vote their Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal or offer with respect to any of the foregoing.

         SECTION 6.6.  Efforts.

                  (a) Subject to the terms and conditions hereof, each party hereto shall use all reasonable efforts to consummate the transactions contemplated hereby as promptly as practicable. An undertaking of a Person under this Agreement to use such Person's best efforts shall not require such Person to incur unreasonable expenses or obligations in order to satisfy such undertaking.

                  (b) The Companies and the Buyer will, as promptly as practicable (i) make the required filings with, and use their respective best efforts to obtain all required authorizations, approvals, consents and other actions of, governmental Authorities and
         (ii) use their respective best efforts to obtain all other required consents of other Persons with respect to the transactions contemplated hereby. The Sellers, as promptly as is reasonably practicable, will cooperate in and participate in such efforts as reasonably requested by the Buyer.

         SECTION 6.7. Maintenance of Insurance. Each of the Companies will continue to carry its existing insurance through the Closing Date, and shall not allow any material breach, default or cancellation (other than expiration and replacement of policies in the Ordinary Course of Business) of such insurance policies or agreements to occur or exist. For 90 days following the Closing Date, the Buyer will keep in full force and effect, without modification, all products liability insurance for which the Companies have paid premiums prior to the Closing Date.

         SECTION 6.8. Notice and Supplemental Information. The Sellers, each of the Companies and the Buyer shall each give prompt notice to the other parties of any adverse development causing a breach of any of its own representations and warranties in Articles III, IV and V respectively. In addition, the Sellers and each of the Companies will, from time to time, as necessary, prior to five days preceding the Closing, by notice in accordance with the terms of this Agreement, supplement or amend the Schedules, including one or more supplements or amendments to correct any matter which otherwise would constitute a breach of any representation, warranty, agreement or covenant contained herein. Any information provided to the Buyer pursuant to this Section shall be deemed to cure any breach of any representation, warranty, agreement or covenant made in this Agreement; provided, however, if within 5 days of receipt of such information, the Buyer notifies the Sellers in writing that it deems such information to be unacceptable, the Buyer shall have the right to terminate this Agreement in accordance with Article XI as if such information constituted a breach of a representation, warranty, agreement or covenant. The Sellers hereby acknowledge and agree that Buyer shall have until June 18, 1998 to review and accept the items identified in the draft Schedules provided to Buyer on June 5, 1998.

         SECTION 6.9. Consulting Agreements. The Buyer shall enter into the Consulting Agreements.

         SECTION 6.10. Announcements. The Sellers, the Companies and the Buyer will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and no party shall, without the prior written consent of the others, issue any such press release or make any such public statement, except as may be required by applicable Law.

         SECTION 6.11. Consistent Tax Reporting. The parties hereto shall not take any actions or positions inconsistent with the obligations set forth herein.

         SECTION 6.12. Termination of Shareholder Agreements. Prior to or at the Closing each of the Companies shall cause the termination, and render void and of no effect, (i) any existing shareholder agreements between or among holders of Shares and any Company effecting the ownership or disposition of the capital stock of any Company and (ii) any options or warrants to purchase or rights to subscribe for, any capital stock of any Company to which such Company is a party and which has not been previously exercised, canceled or redeemed.

         SECTION 6.13. Resignation of Officers and Directors. The Sellers shall cause each officer and member of the Board of Directors of, and each trustee or fiduciary of any plan or arrangement involving employee benefits of, each of the Companies, if so requested by Buyer, to tender his or her resignation from such position effective as of the Closing.

         SECTION 6.14. Interim Financial Statements. Kedman agrees to provide to the Buyer as soon as practicable after the end of each calendar month financial statements of each of the Companies, consisting of a balance sheet as of the end of such month and an income statement for that month and for the portion of the year then ended.

         SECTION 6.15. Transition. The Sellers will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Companies from maintaining the same business relationships with such Company after the Closing as it maintained with such Company prior to the Closing. For three years after the Closing, the Sellers will refer all customer inquiries relating to the Business of each of the Companies to the Buyer from and after the Closing.

         SECTION 6.16. Confidentiality. The Sellers will treat and hold as such all of the confidential information of the Buyer, refrain from using any of the confidential information of the Buyer except in connection with this Agreement, and, in the event of a Closing, deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the confidential information of the Buyer which are in their possession. In the event that any Seller is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any confidential information of the Buyer, such Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6.16. If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any confidential information of the Buyer to any tribunal or else stand liable for contempt, such Seller may disclose the confidential information to the Buyer to the tribunal; provided, however, that such Seller shall use his or its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the confidential information of the Buyer required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any information (i) which, at the time of disclosure, is available publicly, through no fault of the Sellers, or
(ii) which, after disclosure, becomes available publicly through no fault of the Sellers.

         SECTION 6.17.  Noncompetition.

                  (a) The Sellers acknowledge that they have a special knowledge of the Business and the proprietary and Confidential Information included in the Business, and that the Buyer is making a considerable investment in the Business from which the Sellers have benefitted. In consideration of this Agreement and such investment and benefit, and as an inducement to the Buyer to enter into this Agreement and consummate the transactions contemplated herein, each of the Sellers agrees that, for a period of five years after the Closing Date, he will not, directly or indirectly, own, manage, operate, control or participate in the ownership, management, operation or control of, or be connected as an officer, employee, partner, director or otherwise with, or have any financial interest in, or aid or assist anyone else in the conduct of, any business that directly or indirectly designs, manufactures and/or distributes (i) safety products used primarily for eye and face protection, or (ii) hand tools (a "Competitive Business"); provided, however, that any Seller may own less than 1% of any outstanding class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of an issuer that is a Competitive Business.

                  (b) For a period of five years following the Closing Date, each of the Sellers covenants that he will not, without the express prior written approval of the Board of Directors of the Buyer, (A) directly or indirectly recruit, solicit or otherwise induce or influence any sales agent, joint venturer, lessor, supplier, agent, representative or any other person that has or had during the one year period initially preceding the Closing Date a business relationship with any of the Companies, to discontinue, reduce or adversely modify such employment, agency or business relationship with the Buyer or such Company as it relates to the Business as conducted by the Buyer or such Company after the Closing Date, or (B) employ or seek to employ or cause any Competitive Business to employ or seek to employ any person or agent who is employed or retained by the Buyer or any of the Companies. Notwithstanding the foregoing, nothing herein shall prevent a Seller from providing a letter of recommendation to an employee or sales agent with respect to a future employment opportunity.

                  (c) For a period of five years following the Closing Date, none of the Sellers will without the express prior written approval of the Board of Directors of the Buyer, directly or indirectly, recruit, solicit or otherwise induce or influence any customer of the Buyer or any of the Companies to discontinue, reduce or modify such business relationship with the Buyer or such Company.

                  (d) Each of the Sellers agrees that the violation or threatened violation of any of the provisions of this Section 6.17 shall cause immediate and irreparable harm to the Buyer and that the damage to the Buyer will be difficult or impossible to calculate with precision. Therefore, in the event any Seller violates this Section 6.17, an injunction restraining such Seller from such violation may be entered against such Seller in addition to any other relief available to the Buyer.

                  (e) If, at the time of  enforcement  of any  provision of this
         Section 6.17, a court shall hold that the duration, scope or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope or other restrictions and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and other restrictions permitted by law.

         SECTION 6.18. Post-Closing Covenants. The Sellers, the Company and the Buyer agree as follows with respect to the period following the Closing:

                  (a) In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article IX). From and after the Closing, both parties will be entitled to access all documents, books, records, agreements, and financial data of any sort relating to the Company and its business prior to and through the Closing Date. The Buyer shall maintain all of the documents, books, records, agreements, and financial data of the Companies for the periods required under applicable law. In addition, the Buyer shall use its best efforts to retain any tax reporting records of the Companies for so long as the Buyer reasonably expects such material would be useful to the Sellers or the Company.

                  (b) In the event and for so long as any party hereto actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with
         (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other parties hereto will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article IX).

                  (c) Following the Closing Date, the Buyer, the Sellers, and the Companies shall continue to use their best efforts to obtain all of the consents specified in Sections 4.3 and 6.2 that have not previously been obtained (subject to the expense sharing provisions of Section 6.2).


                                   ARTICLE VII

                        CONDITIONS TO OBLIGATION OF BUYER

         The obligation of the Buyer to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver by the Buyer of the following conditions on or before the Closing Date:

         SECTION 7.1. Representations and Warranties True as of Closing Date. The representations and warranties set forth in Articles III and IV shall have been accurate, true and correct on and as of the date of this Agreement and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         SECTION 7.2. Compliance with Covenants. The Sellers and each of the Companies shall have performed and complied with all of the covenants hereunder in all material respects through the Closing.

         SECTION 7.3. Actions or Proceedings. No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state or local jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Shares and to control any of the Companies, or (D) affect adversely the right of any of the Companies to own its assets and to operate its Business (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         SECTION 7.4. Certificate. The Sellers shall have delivered to the Buyer a certificate to the effect that, to the Knowledge of the Sellers, each of the conditions specified above in Sections 7.1 through 7.3 is satisfied in all material respects.

         SECTION 7.5. Financial Condition at Closing. All of the following financial conditions shall exist at Closing:

                  (a) Kedman shall not have any outstanding indebtedness at the Closing Date. For purposes of this Section 7.5, the term indebtedness shall include notes payable and the short-term and long-term portions of any and all indebtedness for borrowed money or other obligations, including capitalized lease obligations, including accrued interest, fees and prepayment penalties with respect thereto, but shall not include accounts payable that are payable other than to the Sellers or their Affiliates or other indebtedness incurred in the Ordinary Course of Business, all as determined in accordance with GAAP in a manner consistent with the past two years;

                  (b) the minimum level of working capital of Kedman shall be at least $1.7 million. The term "working capital" shall be defined as accounts receivable plus inventory less current liabilities excluding any year end adjustments for current liabilities (to the extent not included in Section 7.5(a));

                  (c) the total of all cash and cash equivalents of the Companies shall be not less than $2.3 million at the Closing Date;

                  (d) the mix of assets and liabilities of the Companies shall be substantially the same as at October 31, 1997;

                  (e) Kedman shall have delivered to the Buyer a balance sheet as of a date not more than 5 days preceding the Closing Date (the "Preliminary Closing Balance Sheet") containing the information required by this Section 7.5 together with a certificate of the Chief Financial Officer of Kedman stating that the Preliminary Closing Balance Sheet was prepared so as to present fairly in all material respects the combined financial position of the Companies on a basis consistent with the Financial Statements.

                  (f) Kedman shall deliver to the Buyer a cash balance sheet as of the Closing Date consistent with the books and records of the Companies

Provided, however, that the Purchase Price payable to the Sellers by the Buyer shall be increased by the amount of any cash in excess of $2.3 million that is owned by the Companies at Closing (the "Adjustment Amount").

         SECTION 7.6. Opinion of Counsel. The Buyer shall have received from counsel to the Sellers an opinion in form and substance substantially as set forth in Exhibit B attached hereto, addressed to the Buyer, and dated as of the Closing Date.

         SECTION 7.7. Resignations. The Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing.

         SECTION 7.8. Consulting Agreements. The Sellers shall have entered into the Consulting Agreements.

         SECTION 7.9. FIRPTA Certificate. The Buyer shall have received from each Seller a duly executed certificate in the form specified by Treasury Regulation ss. 1.1445-2(b)(2).

         SECTION 7.10. Termination of Certain Agreements. The Sellers shall have, and the Sellers shall have caused the Companies to, and that each of the Companies shall have, effective as of the Closing, without any cost to any of the Companies, terminated, rescinded, canceled and rendered void and of no effect any and all Contracts between the Company on the one hand and any Seller or any of such Seller's Affiliates on the other hand, except for the lease of the Leased Property. The Sellers agree that effective as of the Closing, all rights of any Seller to indemnification by the Companies (whether by Contract, Law or otherwise) are terminated, void, of no effect and unenforceable by them except as may arise pursuant to this Agreement.

         SECTION 7.11. Insurance. Buyer shall be reasonably satisfied as to the availability and cost of adequate and reasonable insurance covering the Business and assets of the Companies.

         SECTION 7.12. Contracts. None of the material Contracts entered into by any of the Companies shall be breached or subject to termination, modification or change as a result of the transactions contemplated by this Agreement, and none of the Major Customers of any of the Companies shall have stated or indicated their determination or intention to reduce or otherwise adversely change their orders or business.

         SECTION 7.13.  Reserved.

         SECTION 7.14. Due Diligence Review. Buyer shall have completed and shall be reasonably satisfied with the results of its due diligence investigation, including a review of the condition of title to all real properties owned by the Companies or transferred pursuant to this Agreement.

         SECTION 7.15. Government Approvals. The Companies shall have received all authorizations, consents and approvals of governments, governmental agencies and regulatory agencies referred to in Section 4.3 and Section 4.11 above reasonably satisfactorily in form and substance to the Buyer.

         SECTION 7.16. No Material Adverse Effect. Since the date of this Agreement, no event has occurred which would reasonably be expected to have a Material Adverse Effect on the Companies.

         SECTION 7.17. Real Property Agreement. Concurrently with the Closing, the Sellers and the Buyer shall close on the Buyer's purchase of real property pursuant to the terms of the Real Property Agreement.

         SECTION 7.18. Documents. All actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

         SECTION 7.19. Accounts Payable to Buyer. The Companies shall not be delinquent on any amounts owed and due to Jackson Products, Inc. or any affiliate thereof on the Closing Date, in accordance with the terms of their respective sales agreements.


                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATION OF SELLERS

         The obligation of the Sellers to effect the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions precedent on or before the Closing Date:

         SECTION 8.1. Representations and Warranties True as of Closing Date. The representations and warranties set forth in Article V shall have been accurate, true and correct on and as of the date of this Agreement and shall also be accurate, true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         SECTION 8.2. Compliance with Covenants. The Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing.

         SECTION 8.3. Actions or Proceedings. No action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect).

         SECTION 8.4. Certificate. The Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in Sections 8.1 through 8.3 is satisfied in all material respects.

         SECTION 8.5. Opinion of Counsel. The Seller shall have received from counsel to the Buyer an opinion in form and substance substantially as set forth in Exhibit C attached hereto, addressed to the Sellers, and dated as of the Closing Date.

         SECTION 8.6. Government Approvals. The Buyer shall have received all authorizations, consents and approvals of governments, governmental agencies and regulatory agencies referred to in Section 5.2 above satisfactorily in form and substance to the Sellers.

         SECTION 8.7. Real Property Agreement. Concurrently with the Closing, the Sellers and the Buyer shall close on the Buyer's purchase of real property pursuant to the terms of the Real Property Agreement.

         SECTION 8.8. Documents. All actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.


                                   ARTICLE IX

                      SURVIVAL AND REMEDY; INDEMNIFICATION

         SECTION 9.1. Survival of Representations and Warranties; Limits on Indemnification.

                  (a) Subject to the limitations set forth in this Article IX, all of the terms and conditions of this Agreement, together with the warranties, representations, agreements and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date. Unless otherwise expressly stated in this Agreement, the agreements and covenants set forth in this Agreement shall survive and continue only until the obligations set forth therein shall have been performed and satisfied. Notwithstanding the foregoing, all of the representations and warranties of the Sellers, the Companies and the Buyer, and the related agreements of the Sellers and the Buyer to indemnify each other as set forth in this Article IX, shall survive and continue for, and all indemnification claims with respect thereto shall be made prior to the end of, 18 months after the Closing Date (the "Indemnification Period"), except the specific indemnities for which an indemnification claim shall be pending 18 months after the Closing Date shall survive until the final disposition thereof.

                  (b) Notwithstanding any other provision of this Agreement, neither the Sellers nor the Buyer shall be required to indemnify the other with respect to any claim for indemnification pursuant to this
         Article IX:

                           (i) unless and until the aggregate amount of all claims against such Person pursuant to this Article IX shall exceed $250,000 and then only to the extent such aggregate amount exceeds $250,000, and

                           (ii) to the extent the aggregate amount of all claims
                  against such Person pursuant to this Article IX shall exceed fifty percent (50%) of the Purchase Price (such that the obligations of the parties pursuant to this Article IX shall be limited to and shall not exceed, under any circumstances, fifty percent (50%) of the Purchase Price); provided, that the limitations set forth in Sections 9.1(b)(i) and (ii) shall not apply to a breach by the Sellers of the representations set forth in Section 3.4.

                  (c)  Any  obligation  for  indemnification  pursuant  to  this
         Article IX (i) shall be reduced by any insurance proceeds realized by and paid to the indemnified party in respect of the applicable claim (net of any increased premiums or similar costs arising out of the making of insurance claims), and (ii) shall be (A) reduced by an amount equal to any Tax benefits attributable to such claim and (B) increased by an amount equal to any Taxes attributable to the receipt of such payment, but only to the extent that such Tax benefits or Taxes are reasonably calculable. The indemnified party shall use reasonable efforts to make insurance claims relating to any claim for which such Person is seeking indemnification.

         SECTION 9.2. Indemnification by the Sellers. Subject to the provisions of this Article IX and provided the Buyer makes a written claim of the Sellers prior to the conclusion of the Indemnification Period, the Sellers, jointly and severally, shall indemnify the Buyer and its Affiliates, directors, officers, employees, stockholders, representatives and agents (collectively the "Buyer Indemnified Parties") for all costs, losses and expenses the Buyer Indemnified Parties actually suffer (both through and after the date of the claim for indemnification) for any of the following:

                  (a) a breach of any of the representations or warranties made by, or any breach of or failure to perform any covenant, agreement or obligation of, the Company or any Seller in this Agreement;

                  (b) any Liabilities under Environmental Laws relating to the Business and activities or the ownership, operation or lease by the Company of facilities (including for remediation, clean-up or similar obligations or costs) resulting from the operation of the Business prior to the Closing Date; and

                  (c) any Taxes of the Company and any predecessor entities owned by or affiliated with the Company with respect to any Tax year or portion thereof for which Tax Returns were filed before the Closing Date, to the extent such Taxes are not reflected in the reserve for Tax Liability and the reserve for deferred Taxes shown on the Latest Balance Sheet.

         SECTION 9.3. Indemnification by the Buyer. Subject to the provisions of this Article IX, and provided that the Sellers make a written claim for indemnification against the Buyer prior to the conclusion of the Indemnification Period, the Buyer agrees to indemnify the Sellers and their Affiliates against, and agrees to hold them harmless from, any and all costs, losses and expenses actually suffered by them arising out of, resulting from or caused by (i) any breach of or any inaccuracy in any representation or warranty made by the Buyer pursuant to this Agreement or delivered pursuant thereto; (ii) any breach of or failure by the Buyer to perform any agreement, covenant or obligation of the Buyer set out in this Agreement; and (iii) any obligations and Liabilities in respect of the Company from and after the Closing Date.

         SECTION 9.4.  Third-Party Claims.

                  (a) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (b) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the full amount of Indemnifying Party's obligations pursuant to this Article IX, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.4(b) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (d) In the event any of the conditions in Section 9.4(b) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for the full amount of the Indemnifying Party's obligations subject to this Article IX.

         SECTION 9.5.  Other Indemnification Provisions.

                  (a) After the Closing Date, the foregoing indemnification provisions constitute the sole and exclusive remedy of the parties hereto with respect to any claims against each other.

                  (b) Each Seller hereby agrees that he will not make any claim for indemnification against any of the Companies by reason of the fact that he was a director, manager, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, member, trustee, director, manager, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against the Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable Law, or otherwise).


                                    ARTICLE X

                                   TAX MATTERS

         SECTION 10.1. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

         SECTION 10.2. Tax Periods Ending on or Before the Closing Date. The Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for each of the Companies for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Sellers shall permit the Buyer to review and comment on each such Tax Return described in the preceding sentence prior to filing. The Sellers shall reimburse Buyer for Taxes of the Companies with respect to such periods within fifteen (15) days after payment by Buyer or the Companies of such Taxes to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet. Notwithstanding the foregoing, the Sellers agree to be responsible for all taxes for fiscal year 1998 ending June 30, 1998 and any period beyond that to the date of the Closing should it extend beyond June 30, 1998, provided, however, that the Sellers will not be responsible for any portion of such taxes which have been paid by the Companies prior to the Closing.

         SECTION 10.3. Tax Periods Beginning Before and Ending After the Closing Date.

                  (a) Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Companies for Tax periods which begin before the Closing Date and end after the Closing Date. The Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Tax period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Latest Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Tax period that begins before and ends after the Closing Date shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of each of the Companies.

                  (b) Notwithstanding any provision of this Article X to the contrary, in the event the Buyer makes any election pursuant to Section 338 of the Internal Revenue Code, liquidates the Companies (or either of them), or enters into any other transaction which results in the recognition by the Companies (or either of them) of income or gain which would not otherwise be recognized by the Companies (or either of them), the Buyer shall be responsible for the payment of all Taxes resulting therefrom or pertaining thereto.

         SECTION 10.4.  Cooperation on Tax Matters.

                  (a) Buyer, the Companies and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Article X and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Companies and the Sellers agree (A) to retain all books and records with respect to Tax matters pertinent to the Companies relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing Authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Companies or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

                  (b) Buyer and Sellers further agree, upon request, to use their reasonable efforts to obtain any certificate or other document from any Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                  (c) Buyer and Sellers further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to Section 6043(c) of the Code and all Treasury Department Regulations promulgated thereunder.

         SECTION 10.5. Tax Sharing Agreements. All Tax sharing agreements or similar agreements with respect to or involving the Companies shall be terminated as of the Closing Date and, after the Closing Date, none of the Companies shall be bound thereby or have any Liability thereunder.

         SECTION 10.6. Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees of the State of Utah (including any penalties and interest) incurred in connection with this Agreement, shall be paid equally by Sellers and Buyer when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Utah Law, Buyer will, and will cause its affiliates to, join in the execution of any such Utah Tax Returns and other documentation.

                                   ARTICLE XI

                                   TERMINATION

         SECTION 11.1. Termination of Agreement. Certain of the parties may terminate this Agreement as provided below:

                  (a) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (b) the Buyer may terminate this Agreement by giving written notice to the Sellers on or before the 30th day following the date of this Agreement, but prior to the Closing, if the Buyer is not reasonably satisfied with the results of its continuing business, legal, environmental, and accounting due diligence regarding any of the Companies;

                  (c) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (i) in the event any Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, or
         (ii) if the Closing shall not have occurred on or before July 31, 1998 by reason of the failure of any condition precedent under Article VII hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (d) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before July 31, 1998, by reason of the failure of any condition precedent under
         Article VIII hereof (unless the failure results primarily from any Seller breaching any representation, warranty, or covenant contained in this Agreement).

         SECTION 11.2. Effect of Termination. If any party terminates this Agreement pursuant to Section 11.1 above, all rights, obligations and remedies of the parties hereunder shall terminate other than those set forth in Sections
6.4 and 6.16, without any Liability of any party to any other party.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1. Expenses. Each party hereto shall bear its own expenses (including legal fees and expenses) with respect to this Agreement and the transactions contemplated hereby. The Sellers agree that from and after March 1, 1998 the Companies have not borne or will not bear any of the Sellers' costs or expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         SECTION 12.2. Press Releases and Public Announcements. No party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Sellers.

         SECTION 12.3. No Third-Party Beneficiaries. Subject to the provisions of Section 12.5, this Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

         SECTION 12.4. Entire Agreement. This Agreement (including the documents referred to herein), the Confidentiality Agreement dated December 4, 1998, the Real Property Agreement and the Consulting Agreement constitute the entire agreement among the parties and supersede any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they are related in any way to the subject matter hereof.

         SECTION 12.5. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may, upon prior written notice (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) and (iii) grant a security interest in respect of its rights hereunder to its lenders.

         SECTION 12.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         SECTION  12.7.  Headings.   The  section  headings  contained  in  this
Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         SECTION 12.8. Notices. Any notice, request, instruction or other communication to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by telex, facsimile or other wire transmission or
(c) three Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         (a)  If to the Sellers, to the addresses set forth on Schedule 4.2,

                  with a copy to:

                  Van Cott, Bagley, Cornwall & McCarthy
                  50 South Main Street, Suite 1600
                  Salt Lake City, Utah  84144
                  Attention:  Ervin R. Holmes
                  Facsimile No.:  (801) 534-0058

         (b) If to the Buyer, addressed as follows:

                  American Allsafe Company
                  2997 Clarkson Road
                  Chesterfield, Missouri  63017
                  Attention:  Christopher T. Paule
                  Facsimile No.:  (314) 207-2800

                  with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway, Suite 1900
                  New York, New York  10019-5820
                  Attention:   James B. Carlson
                  Facsimile No.:  (212) 262-1910

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         SECTION 12.9. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic Laws of the State of Utah without giving effect to any choice or conflict of Law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Utah.

         SECTION 12.10. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and Sellers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         SECTION 12.11. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         SECTION 12.12. Construction. Any reference to any federal, state, local, or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         SECTION 12.13. Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         SECTION 12.14. Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of Sections 6.4, 6.5, 6.10, 6.16, 6.17 and 6.18 of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the aforementioned provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which such party may be entitled, at law or in equity.

         SECTION 12.15. Jackson Products, Inc. Guarantee. Jackson Products, Inc. hereby unconditionally guarantees the payment and performance by the Buyer of its obligations under this Agreement and the other agreements executed and delivered by the Buyer to the Sellers in connection herewith.

         SECTION 12.16. Submission to Jurisdiction. Each of the parties submits to the jurisdiction of the federal district court sitting in Denver, Colorado in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding shall be heard and determined in such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought. Service of process must be in accordance with federal law. Nothing in this Section 12.16, however, shall affect the right of any party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                        AMERICAN ALLSAFE COMPANY


                                        By:___________________________
                                             Name:    Robert H. Elkin
                                             Title:   Chairman

                                        JACKSON PRODUCTS, INC.
                                        Solely for purposes of Section 12.15.


                                        By:___________________________
                                             Name:    Robert H. Elkin
                                             Title:   Chairman

                                        KEDMAN COMPANY, INC.


                                        By:___________________________
                                             Name:
                                             Title:

                                       SELLERS


                                        ___________________________
                                        G. Michael Edwards


                                        ___________________________
                                        Robert F. Edwards


                                        ___________________________
                                        David B. Edwards


                                        G.M.E. ASSOCIATES, LTD.


                                        ___________________________
                                        By:  G. Michael Edwards
                                        Its:

                                    Exhibit A
                          Form of Consulting Agreement

                                    Exhibit B
                       Form of Opinion of Seller's Counsel

                                    Exhibit C
                       Form of Opinion of Buyer's Counsel